MSCM LLP
Chartered Accountants • Business Advisors

701 Evans Avenue
8th Floor
Toronto, Ontario Canada
M9C 1A3

telephone: (416) 626-6000
facsimile: (416) 626-8650
email: info@mscm.ca
website: www.mscm.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 29, 2008, relating to the audit of the consolidated financial statements of Pansoft Company Limited and to the reference to our Firm under the caption "Experts" in the Prospectus.

MSCM LLP

MSCM LLP
Chartered Accountants
Licensed Public Accountants

May 14, 2008